Exhibit 8(c)

AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT

The Participation Agreement made and entered into as of the 11th day of April 1997 by and among MFS Variable Insurance Trust (“Trust”), Prudential Insurance Company of America (“Company”), and Massachusetts Financial Services Company (“MFS”), as amended to date (the “Participation Agreement”), is hereby amended as follows effective March 28th, 2015:

WHEREAS, MFS desires to assign all rights and obligations under the Agreement to its affiliate, MFS Fund Distributors, Inc. (“MFD”) and MFD and the Company hereby consent to such assignment; and

WHEREAS, the parties desire to add an open-end management investment company for which MFD serves as principal underwriter.

NOW, THEREFORE, in consideration of the above premises and mutual covenants set forth herein, the Company, the Trusts and MFD hereby agree as follows:

1.	MFS does hereby assign all its rights, duties and obligations under the Agreement to MFD.

2.	MFD for itself and its successors and assigns, hereby agrees to succeed to and to assume and perform all the rights, duties and obligations of MFS under the Agreement.

3.	All references to “Massachusetts Financial Services Company” and “MFS” are hereby replaced with “MFS Fund Distributors, Inc.” and “MFD”, respectively.

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MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (“Trust II”) and MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust (“Trust III”) are hereby added as parties and all references to “Trust(s)” now include, as the context may require, Trust II and Trust III. Trust II and Trust III each hereby agrees to be bound by all terms and conditions set forth in the Agreement, as amended hereby.

5.	Section 5.4 is hereby deleted in its entirety.

6.	Article XII, “Notices,” is hereby restated in its entirety as follows:

ARTICLE XII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trusts:

MFS Variable Insurance Trust I, MFS Variable Insurance Trust II and MFS Variable Insurance Trust III

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Susan S. Newton, Assistant Secretary

If to Company:

Prudential Insurance Company of America

751 Broad Street, 21 Plaza

Newark, NJ 07102-3777

Attn: Deputy Chief Legal Officer

If to MFD:

MFS Fund Distributors, Inc.

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Attn: General Counsel

7.	The first sentence of Section 13.8 is hereby restated as follows:

“A copy of Trust I’s and Trust II’s Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts.”

8.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative:

PRUDENTIAL INSURANCE COMPANY OF AMERICA		MFS FUND DISTRIBUTORS, INC.
By its authorized officer and not individually,

By:	/s/ Srinivas D Reddy	By:	/s/ James A. Jessee
Name:	Srinivas D Reddy	Name:	James A. Jessee
Title:	Vice President	Title:	President

MFS VARIABLE INSURANCE TRUST MFS VARIABLE INSURANCE TRUST II MFS VARIABLE INSURANCE TRUST III		MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:	/s/ Susan Newton	By:	/s/ Michael W. Roberge
Name:	Susan Newton	Name:	Michael W. Roberge
Title:	Assistant Secretary	Title:	President

SCHEDULE A

PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

March 28th, 2015

Separate Account Depositor	Share Classes Available	Trust I Portfolios Participating In The Applicable Separate Account	Trust II Portfolios Participating In The Applicable Separate Account	Trust III Portfolios Participating In The Applicable Separate Account
Prudential Insurance Company of America	Initial And Service Class Shares	See Below	See Below	See Below
Prudential Retirement and Annuity Company	Initial And Service Class Shares	See Below	See Below	See Below
Pruco Life	Initial And Service Class Shares	See Below	See Below	See Below
Pruco Life of New Jersey	Initial And Service Class Shares	See Below	See Below	See Below

Portfolios Available to Policies:

VIT I

MFS Global Equity Series

MFS Growth Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Bond Series*

MFS Research Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

VIT II

MFS Blended Research Core Equity Portfolio

MFS Bond Portfolio**

MFS Core Equity Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Research Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Massachusetts Investors Growth Stock Portfolio

MFS Money Market Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

VIT III MFS Blended Research Small Cap Equity Portfolio MFS Conservative Allocation Portfolio MFS Global Real Estate Portfolio MFS Growth Allocation Portfolio	MFS Inflation-Adjusted Bond Portfolio MFS Limited Maturity Portfolio MFS Mid Cap Value Portfolio MFS Moderate Allocation Portfolio MFS New Discovery Value Portfolio

and any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Amendment.

* MFS Research Bond Series will be renamed MFS Total Return Bond Series effective April 30th, 2015

** MFS Bond Portfolio will be renamed MFS Corporate Bond Portfolio effective April 30th, 2015

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